UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 13, 2023

Date of Report (date of earliest event reported)

GIGCAPITAL5, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40389	86-1728920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on September 26, 2022, the Company issued an unsecured convertible promissory note to GigAcquisitions5, LLC, a Delaware limited liability company (the “Sponsor”), which was subsequently amended and restated on October 26, 2022, November 28, 2022, December 27, 2022, January 25, 2023, February 27, 2023, March 30, 2023, April 27, 2023, June 26, 2023, July 25, 2023, and October 27, 2023 (collectively, the “Convertible Working Capital Note”), for a collective principal amount of $1,446,360.00. On December 13, 2023, the Company further amended and restated the Convertible Working Capital Note (the “Eleventh Restated Working Capital Note”) to reflect an additional principal amount of $53,640 extended by the Sponsor to the Company for a collective principal amount under the Eleventh Restated Working Capital Note of $1,500,000. The Eleventh Restated Working Capital Note was issued to provide the Company with additional working capital and will not be deposited into the Trust Account. The Company issued the Eleventh Restated Working Capital Note in consideration for an additional loan from the Sponsor to fund the Company’s working capital requirements. The Eleventh Restated Working Capital Note is convertible at the Sponsor’s election upon the consummation of the initial business combination. Upon such election, the convertible note will convert, at a price of $10.00 per unit, into units identical to the private placement units issued in connection with the Company’s initial public offering.

On December 13, 2023, the Company issued an additional unsecured non-convertible promissory note to the Sponsor for a collective principal amount of $66,360 (the “Non-Convertible Working Capital Note”). The Non-Convertible Working Capital Note was issued to provide the Company with additional working capital and will not be deposited into the Trust Account.

The Eleventh Restated Working Capital Note and the Non-Convertible Working Capital Note bear no interest and are repayable in full upon the consummation of a business combination by the Company, except that the Eleventh Restated Working Capital Note may be converted, at the sole election of our Sponsor, into private placement units of the Company at the consummation of the Company’s initial business combination.

A copy of the Eleventh Restated Working Capital Note and the Non-Convertible Working Capital Note are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The disclosure as set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirely by reference to such Note.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 150,000 private placement units of the Company would be issued if the entire principal balance of the Eleventh Restated Working Capital Note is converted. Each private placement unit consists of one share of the Company’s common stock, par value $0.0001 per share, and one redeemable warrant. The warrants constituting a part of the private placement units would be exercisable, subject to the terms and conditions of the warrant and during the exercise period as provided in the warrant agreement governing the warrants. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance and sale of the convertible promissory note, as it was issued to a sophisticated investor without a view to distribution and was not issued through any general solicitation or advertisement.

Item 9.01	Financial Statements and Exhibits

Exhibit Number

10.1	Eleventh Amended and Restated Promissory Note for Working Capital

10.2	Non-Convertible Working Capital Note

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2023

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer, President, Secretary, and Director